UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2011

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE

Redmond, Washington 98052

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 936-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

MicroVision, Inc. (the “Company” or “we”) entered into a Common Stock Purchase Agreement dated as of September 13, 2011 (the “Purchase Agreement”) with Azimuth Opportunity Ltd. (“Azimuth”) pursuant to which we may, subject to certain customary conditions, require Azimuth to purchase up to $35 million of shares of our common stock over the 24-month term of the Purchase Agreement. Such arrangement is sometimes referred to as a committed equity line financing facility. From time to time over the 24-month term, and in our sole discretion, we may present Azimuth with draw down notices requiring Azimuth to purchase a specified dollar amount of shares of our common stock, based on the price per share per day over 10 consecutive trading days (the “Draw Down Period”), with the total dollar amount of each draw down subject to certain agreed-upon limitations based on the market price of our common stock and a limit of 2.50% of our market capitalization at the time of the draw down, which limit may be waived by our mutual agreement. We will not sell under the Purchase Agreement in any rolling six-month period a number of shares of our common stock that when aggregated with (a) the common stock sold under the Purchase Agreement or the common stock purchase agreements dated as of August 16, 2010 and May 4, 2011 between the Company and Azimuth within the six-month period immediately preceding the sale of such shares of our common stock and (b) any other sales of our common stock sold during the term of the Purchase Agreement preceding the sale of such shares of our common stock that would be aggregated with such sale for purposes of determining whether approval of the Company’s stockholders is required under any bylaw, listed securities maintenance standards or other rules of the relevant trading market, would exceed that number of shares which is less than 20% of the issued and outstanding shares of our common stock as of the date immediately prior to the earliest of such issuance or sale. We are allowed to present Azimuth with up to 24 draw down notices during the 24-month term, with only one such draw down notice allowed per Draw Down Period and a minimum of five trading days required between each Draw Down Period, unless we and Azimuth otherwise agree.

Once presented with a draw down notice, Azimuth is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined solely by us for such draw down. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the Draw Down Period on which shares are purchased, less a discount ranging from 3.5% to 6.5% based on the threshold price determined solely by us. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a Draw Down Period, the Purchase Agreement provides that Azimuth will not be required to purchase the pro rata portion of shares of common stock allocated to that day. However, at its election, Azimuth could buy the pro rata portion of shares allocated to that day at the threshold price less the discount described above. In addition, we have agreed to pay up to $10,000 of Azimuth’s legal fees and expenses. No additional legal fees incurred by Azimuth are payable by us in connection with any sale of shares to Azimuth. We may not issue more than 22,030,737 shares in connection with the committed equity line financing facility.

The Purchase Agreement also provides that from time to time, and at our sole discretion, we may grant Azimuth the option to purchase additional shares of our common stock up to an aggregate amount specified by us during each draw down pricing period. Upon Azimuth’s exercise of such option, we would sell to Azimuth the shares of our common stock subject to such option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Azimuth notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount calculated in the same manner as for the fixed amount set forth in the draw down notices.

The shares of our common stock offered and sold to Azimuth under the Purchase Agreement have been registered on our registration statement on Form S-3 (File No. 333-175419). In addition to our issuance of shares of common stock to Azimuth pursuant to the Purchase Agreement, the registration statement also covers the sale of those shares from time to time by Azimuth to the public. Azimuth is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Azimuth shall use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the NASDAQ Global Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Azimuth has informed us that each such broker-dealer will receive commissions from Azimuth which will not exceed customary brokerage commissions. Azimuth also will pay other expenses associated with the sale of the common stock it acquires pursuant to the Purchase Agreement.

We have agreed to indemnify Azimuth and its affiliates against certain liabilities, including liabilities under the Securities Act. Azimuth has agreed to indemnify us and our affiliates for losses under securities laws for any material omissions or misstatements with respect to information provided by Azimuth for inclusion in the registration statement covering the resale by Azimuth of shares sold to it under the Purchase Agreement, subject to certain limitations.

Placement Agent Engagement Letter

Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC (“Reedland”), served as our placement agent in connection with the financing arrangement contemplated by the Purchase Agreement. We have agreed to pay Reedland, upon each sale of our common stock to Azimuth under the Purchase Agreement, a fee equal to 1% of the aggregate dollar amount of common stock purchased by Azimuth upon settlement of each such sale. We have agreed to indemnify and hold harmless Reedland against certain liabilities, including certain liabilities under the Securities Act.

The foregoing description of the Purchase Agreement and the Engagement Letter is not complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

The related opinion of Ropes & Gray LLP is filed as Exhibit 5.1 hereto.

On September 13, 2011, we issued a press release announcing the financing arrangement described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Ropes & Gray LLP.

10.1	Common Stock Purchase Agreement, dated as of September 13, 2011, by and between MicroVision, Inc. and Azimuth Opportunities Ltd.

10.2	Engagement Letter, dated as of September 13, 2011, by and between MicroVision, Inc. and Reedland Capital Partners.

99.1	MicroVision, Inc. Press Release, dated September 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Thomas M. Walker
Thomas M. Walker Vice President, General Counsel & Secretary

Date: September 13, 2011

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Ropes & Gray LLP.

10.1	Common Stock Purchase Agreement, dated as of September 13, 2011, by and between MicroVision, Inc. and Azimuth Opportunities Ltd.

10.2	Engagement Letter, dated as of September 13, 2011, by and between MicroVision, Inc. and Reedland Capital Partners.

99.1	MicroVision, Inc. Press Release, dated September 13, 2011.